Exhibit 99.3

NOTICE OF EXERCISE

Gran Tierra Energy Inc. 300, 611-10th Avenue S.W. Calgary, Alberta T2R 0B2, Canada	Date of Exercise: _______________

Ladies and Gentlemen:
This constitutes notice under my option that I elect to purchase the number of shares for the price set forth below.

Option dated:	_______________

Number of shares as to which option is exercised:	_______________

Certificates to be issued in name of:	_______________

Total exercise price:	$______________

Cash payment delivered herewith:	$______________

Value of ________ shares of Gran Tierra Energy Inc. common stock delivered herewith[1]:	$______________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2007 Equity Incentive Plan, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

Very truly yours,
_________________________________________

687406 v2/HN

1  Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

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